Exhibit 99.1

Magellan Petroleum to Present at EnerCom’s San Francisco Oil & Service Conference

DENVER, February 11, 2015 /Marketwired/ -- Magellan Petroleum Corporation (“Magellan” or the “Company”) (NASDAQ: MPET) announced today that the Company will be presenting at EnerCom’s The Oil & Service Conference TM 13 to be held in San Francisco, California, at the Omni San Francisco hotel on February 18-19, 2015.

Matthew Ciardiello, Chief Financial Officer, is scheduled to present at approximately 3:10 PM PST on Wednesday, February 18. Presentation materials will be available in the Investor Relations section of the Company’s website at www.magellanpetroleum.com.

ABOUT MAGELLAN
Magellan Petroleum Corporation is an independent oil and gas exploration and production company focused on the development of CO2-EOR projects in the Rocky Mountain region. Historically active internationally, Magellan also owns significant exploration acreage in the Weald Basin, onshore UK, and an exploration block, NT/P82, in the Bonaparte Basin, offshore Northern Territory, Australia, which the Company currently plans to farmout. Our strategy is to enhance shareholder value by maximizing the value of our CO2-EOR business and our international projects. We are committed to efficiently investing financial, technical, and management capital in our projects in order to achieve the greatest risk-adjusted value and returns for our shareholders. Magellan routinely posts important information about the Company on its website at www.magellanpetroleum.com.

For further information, please contact:
Matthew Ciardiello
Vice President – CFO, Treasurer, and Corporate Secretary

720.484.2404